UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2011

Artio Global Investors Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34457	13-6174048
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

330 Madison Ave.
New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(212) 297-3600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities.

On September 29, 2011, Artio Global Investors Inc. (the “Company”), pursuant to its Amended and Restated Certificate of Incorporation, issued 16,755,844 shares of Class A common stock of the Company, $0.001 par value per share, in the name of GAM Holding AG (“GAM”) in connection with the conversion of an identical number of shares of Class C common stock of the Company, $0.01 par value per share, in the name of GAM, which have been cancelled.  As of the conversion on September 29, 2011, there were no issued and outstanding shares of Class C common stock of the Company.  Holders of Class A common stock, including GAM, are entitled to one vote per share and economic rights (including rights to dividends and distributions upon liquidation).  The Company’s Amended and Restated Certificate of Incorporation has been filed with the U.S. Securities and Exchange Commission in its registration statement on Form S-1/1A (File No. 333-149178), on September 9, 2009.  The shares of Class A common stock issued to GAM in connection with the conversion of Class C common stock have not been registered under the Securities Act of 1933, as amended.

The information in this Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artio Global Investors Inc.

Date: October 4, 2011	By:	/s/ Francis Harte
	Name:	Francis Harte
	Title:	Chief Financial Officer